Exhibit 99.1

OTI Reports Fourth Quarter and Full Year 2016 Financial Results

Full year 2016 revenues and gross profits increase, operating costs and losses narrow

ROSH PINNA, ISRAEL — 03/22/16 — On Track Innovations Ltd. (OTI) (NASDAQ: OTIV), a global provider of near field communication (NFC) and cashless payment solutions, reported financial results for the fourth quarter and fiscal year ended December 31, 2016.

Q4 2016 Operational Highlights

●	Great promise and progress in Japan. Following the execution of a letter of intent announced in Q4 2016 for 10,000 otiMetry systems during the coming three years, a formal purchase order was received in early 2017.

●	Growth in the deployment of our otiMetry solutions, which generate recurring revenue in addition to associated product sales.

Q4 2016 Financial Details

●	Total quarterly revenue of $5.6 million, a year-over-year increase of 3%.

●	Operating expenses decreased 10% to $3.4 million from $3.7 million in the same year-ago period.

●	Cash and cash equivalents, and short-term investments at December 31, 2016 totaled $11.5 million, which was up 6% from the end of the prior year.

Full Year 2016 Financial Details

●	Revenue increased 11% to $20.6 million from $18.5 million in 2015.

●	Gross profit increased 10% to $10.2 million compared to $9.3 million in 2015.

●	Operating expenses decreased $4.0 million or 25% to $12.1 million from $16.1 million last year.

●	Net loss from continuing operations totaled $2.4 million or $(0.06) per share, a 68% improvement from a net loss from continuing operations of $7.5 million or $(0.18) per share in 2015.

●	Adjusted EBITDA loss from continuing operations improved 93% to $241,000 from a loss of $3.4 million in 2015.

Management Commentary - Shlomi Cohen (OTI CEO)

“We are proud to report the 5th quarter in a row of improvement in nearly all aspects of our results, as well as significant improvement in our year-over-year results,” said Mr. Cohen. “Our financial results for 2016 were strong across the board. We increased our revenues by more than 11%, maintained our gross margin levels, reduced our debt by 10%, and dramatically decreased our net losses by 88% and our adjusted EBITDA losses by 93%. This is a remarkable achievement as it was accomplished in a year in which our primary focus was on restructuring and on establishing and maintaining operational efficiency. We strongly believe that during 2017 we will present a positive adjusted EBITDA.”

“The year-over-year improvements are very meaningful to us as they demonstrate how far we have come over the last eighteen months in our work to put OTI on the path towards consistent profitable growth. Because of our significant efforts to reduce costs, optimize our operations, focus our product offering, and increase our sales, we were able to deliver over 90% improvement in adjusted EBITDA loss from 2015 and reach near break-even adjusted EBITDA for the full year.”

“We have also made significant improvements on the products, sales and operational fronts. The most notable and promising progress came in Japan. Following on our receipt of FeliCa certification for our reader, we received in late 2016 a letter of intent from a major Japanese retailer to purchase 10,000 otiMetry systems consisting of our FeliCa certified readers and our GoBox Multi-Service Telemetry Gateway during the coming three years. This letter of intent was followed by a formal purchase order in early 2017. We see this as great progress into a very promising market. As a result of our continuing work to develop a sales pipeline in the Japanese market together with our partner, Billing Systems, we believe that this market will deliver additional opportunities in the months and years to come.”

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“2016 was also very productive on the product front as we got off to a strong start in transitioning from being a simple hardware supplier to a full solution provider offering vending operators and other partners a one-stop-shop for their payment solutions and services. In Europe, we have seen growth in the deployment of our otiMetry solutions which allow us to generate recurring revenue in addition to the revenue associated with product sales.”

“We have put greater emphasis and importance on expanding and diversifying our customer base both globally in places such as Japan and Europe and in North America where we have successfully positioned OTI and our products for entry into the growing kiosk or self-checkout market. Through our work with North American channel partners, earlier this year we received several purchase orders for the supply of thousands of advanced self-checkout payment systems to leading U.S. based kiosk operators and fast food chains. We believe that these first purchase orders are only the beginning of OTI’s entry into this key vertical and we believe that during the coming year we will see continued acceleration and sales to this market.”

“We have also made progress in our wearables business. Following the launch in May 2016 of our Pay Capsule Flex payment enabler inserts and our Pay Enabled platform, in November we launched a smart payment ring utilizing our technology. This demonstrates our ability to turn any product and fashion garment into a payment device. With our wearable cashless payments technology successfully demonstrated, we have increased our business development and sales efforts for our Pay Enabled products and we believe that these efforts will yield results.”

Conference Call

OTI will hold a conference call on Wednesday, March 22nd at 9:00 AM EDT to discuss results for the fourth quarter and fiscal year ended December 31, 2016. Financial results will be issued in a press release prior to the call.

OTI CEO Shlomi Cohen and CFO Yishay Curelaru will host the presentation, followed by a question and answer period.

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Details

Date: Wednesday, March 22nd, 2017

Time: 9:00 AM Eastern Daylight Time (EDT)

Toll-Free Dial-In Number: (855) 422-8965

International Dial-In Number: +1 (210) 229-8821

Conference ID: 78498366

The conference call will be broadcast simultaneously and available for replay via the investor relations section of the company’s website here.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization.

Use of Non-GAAP Financial Information

This press release contains certain non-GAAP measures, namely, adjusted EBITDA from continuing operations, or adjusted earnings from continuing operations before interest, income tax, depreciation and amortization. Adjusted EBITDA from continuing operations represents earnings before interest or financing expenses, income tax, depreciation and amortization, and further eliminates the effect of stock based compensation expense, patent litigation and maintenance expenses and other expenses. OTI believes that adjusted EBITDA from continuing operations should be considered in evaluating the company’s operations since it provides a clearer indication of OTI’s operating results. This measure should be considered in addition to results prepared in accordance with US GAAP, but should not be considered a substitute for the US GAAP results. The non-GAAP measures included in this press release have been reconciled to the US GAAP results in the tables below.

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ON TRACK INNOVATIONS LTD.

RECONCILIATION OF NON-GAAP ADJUSTMENT

The following tables reflect selected On Track Innovations Ltd. non-GAAP results reconciled to GAAP results:

(In thousands, except share and per share data)

	Year ended December 31		Three months ended December 31
	2016	2015	2016	2015

Net loss	$(860)	$(7,239)	$(1,209)	$(1,444)

Net (income) loss from discontinued operations	(1,509)	(253)	16	285
Financial expenses, net	396	583	211	72
Depreciation	1,172	1,224	261	306
Taxes on income	82	122	22	84

Total EBITDA FROM CONTINUING OPERATIONS	$(719)	$(5,563)	$(699)	$(697)

Patent litigation and maintenance	$48	$830	$11	$28
Other expenses (income), net	191	914	108	(4)
Stock based compensation	239	463	65	94
Total adjusted EBITDA FROM CONTINUING OPERATIONS	$(241)	$(3,356)	$(515)	$(579)

About OTI

On Track Innovations Ltd. (OTI) is a leader in contactless and NFC applications based on its extensive patent and IP portfolio. OTI’s field-proven innovations have been deployed around the world to address NFC and other cashless payment solutions, petroleum payment and management and mass transit ticketing. OTI markets and supports its solutions through a global network of regional offices and alliances. For more information, visit www.otiglobal.com.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Whenever words such as “think”, “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions are used, we are making forward-looking statements. For example, forward-looking statements include statements regarding our expected Adjusted EBITDA for 2017, our expectations regarding the pipeline and opportunities in Japan, Europe and North America, and growth opportunities for new and existing products and verticals. Because such statements deal with future events and is based on OTI’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of OTI could differ materially from those described in or implied by the statements in this press release. Forward-looking statements could be impacted by the effects of the protracted evaluation and validation periods in the U.S. and other markets for contactless payment cards, as well as OTI’s new and existing products and our ability to execute production on orders, as well as other risks and uncertainties, including those discussed in the “Risk Factors” section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2015, and in subsequent filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can provide no assurance that expectations will be achieved. Except as otherwise required by law, OTI disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

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ON TRACK INNOVATION LTD.

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share data)

	December 31
	2016	2015

Assets

Current assets
Cash and cash equivalents	$5,952	$5,450
Short-term investments	5,585	5,454
Trade receivables (net of allowance for doubtful accounts of $720 and $778 as of December 31, 2016 and December 31, 2015, respectively)	5,620	2,418
Other receivables and prepaid expenses	1,638	2,183
Inventories	3,069	3,330

Total current assets	21,864	18,835

Long term restricted deposit for employees benefit	453	524

Severance pay deposits	322	455

Property, plant and equipment, net	5,788	8,668

Intangible assets, net	278	180

Total Assets	$28,705	$28,662

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ON TRACK INNOVATION LTD.

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share data)

	December 31
	2016	2015

Liabilities and Equity

Current Liabilities
Short-term bank credit and current maturities of long-term bank loans	$4,369	$3,815
Trade payables	6,957	5,441
Other current liabilities	2,822	2,724
Total current liabilities	14,148	11,980

Long-Term Liabilities
Long-term loans, net of current maturities	1,215	2,359
Accrued severance pay	811	1,148
Deferred tax liability	373	352
Total long-term liabilities	2,399	3,859

Total Liabilities	16,547	15,839

Commitments and Contingencies

Equity
Shareholders' Equity
Ordinary shares of NIS 0.1 par value: Authorized – 50,000,000 shares as of December 31, 2016 and 2015; issued: 42,243,075 and 42,014,673 shares as of December 31, 2016 and 2015, respectively; outstanding: 41,064,376 and 40,835,974 shares as of December 31, 2016 and 2015, respectively	1,061	1,055
Additional paid-in capital	224,415	225,925
Treasury shares at cost - 1,178,699 shares as of December 31, 2016 and 2015	(2,000)	(2,000)
Accumulated other comprehensive loss	(1,236)	(1,084)
Accumulated deficit	(210,082)	(209,254)
Total Shareholder’s equity	12,158	14,642
Non-controlling interest	-	(1,819)

Total Equity	12,158	12,823

Total Liabilities and Equity	$28,705	$28,662

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ON TRACK INNOVATIONS LTD.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except share and per share data)

	Year ended December 31			Three months ended December 31
	2016	2015*		2016		2015*

Revenues
Sales	$14,721		$12,501		$4,312	$2,998
Licensing and transaction fees	5,843		5,971		1,274	2,431
Total revenues	20,564		18,472		5,586	5,429

Cost of revenues
Cost of sales	10,111		8,889		3,194	2,402
Cost of licensing and transaction fees	250		325		-	325
Total cost of revenues	10,361		9,214		3,194	2,727

Gross profit	10,203		9,258		2,392	2,702
Operating expenses
Research and development	2,810		3,436		738	840
Selling and marketing	5,546		6,368		1,572	1,680
General and administrative	3,499		4,497		923	1,161
Patent litigation and maintenance	48		830		11	28
Other expenses (income), net	191		914		108	(4)

Total operating expenses	12,094		16,045		3,352	3,705

Operating loss from continuing operations	(1,891)		(6,787)		(960)	(1,003)
Financial expense, net	(396)		(583)		(211)	(72)

Loss from continuing operations before taxes on income	(2,287)		(7,370)		(1,171)	(1,075)
Income tax	(82)		(122)		(22)	(84)

Net loss from continuing operations	(2,369)		(7,492)		(1,193)	(1,159)
Total income (loss) from discontinued operations	1,509		253		(16)	(285)
Net loss	(860)		(7,239)		(1,209)	(1,444)

Net loss attributable to noncontrolling interest	32		88		-	85
Net loss attributable to shareholders	$(828)		$(7,151)		$(1,209)	$(1,359)

Basic and diluted net profit (loss) attributable to
shareholders per ordinary share
From continuing operations	$(0.06)		$(0.18)		$(0.03)	$(0.03)
From discontinued operations	$0.04	$	**	$	**	$(0.01)
	$(0.02)		$(0.18)		$(0.03)	$(0.04)
Weighted average number of ordinary shares used in computing basic and diluted net profit (loss) per ordinary share	40,914,558		40,869,820		40,972,006	40,874,474

* Reclassified to conform with the current period presentation.

** Less than $0.01 per ordinary share.

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ON TRACK INNOVATION LTD.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW

(In thousands, except share and per share data)

	Year ended December 31
	2016	2015*
Cash flows from continuing operating activities
Net loss from continuing operations	$(2,369)	$(7,492)
Adjustments required to reconcile net loss to net cash used in continuing operating activities:
Stock-based compensation related to options and shares issued to employees and others	239	463
Loss (gain) on sale of property and equipment	83	(4)
Accrued interest and linkage differences, net	56	27
Depreciation	1,172	1,224

Changes in operating assets and liabilities:
Accrued severance pay, net	(183)	(109)
Deferred tax, net	82	122
(Increase) decrease in trade receivables, net	(3,493)	2,020
Decrease in other receivables and prepaid expenses	290	394
(Increase) decrease in inventories	(112)	370
Increase (decrease) in trade payables	1,793	(1,298)
Increase in other current liabilities	300	325
Net cash used in continuing operating activities	(2,142)	(3,958)

Cash flows from continuing investing activities

Purchase of property and equipment	(311)	(1,515)
Proceeds from sale of property and equipment	1,779	38
Change in short-term investments, net	(116)	5,598
Investment in capitalized product costs	(188)	(200)
Investment in restricted deposit for employee benefits	(44)	(281)
Proceeds from restricted deposit for employee benefits	142	144
Net cash provided by continuing investing activities	1,262	3,784

Cash flows from continuing financing activities
Increase (decrease) in short-term bank credit, net	1,018	(422)
Proceeds from long-term bank loans	27	1,480
Repayment of long-term bank loans	(1,581)	(747)
Proceeds from exercise of options and warrants	177	**

Net cash (used in) provided by continuing financing activities	(359)	311

Cash flows from discontinued operations
Net cash used in discontinued operating activities	(283)	(581)
Net cash provided by discontinued investing activities	2,292	795
Total net cash provided by discontinued operations	2,009	214

Effect of exchange rate changes on cash and cash equivalents	(268)	(252)

Increase in cash and cash equivalents	502	99
Cash and cash equivalents at the beginning of the year	5,450	5,351

Cash and cash equivalents at the end of the year	$5,952	$5,450

* Reclassified to conform with the current period presentation.

** Less than $1.

OTI Press Contact
Neil Barr
Director of Marketing
+972-4-686-8004
press@otiglobal.com

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